                                                                    Exhibit 32.1


 CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U. S. C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Maguire Properties, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

            (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

            (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      Dated: August 12, 2003         /s/ Robert F. Maguire III
                                     -------------------------------------------
                                         Robert F. Maguire III
                                         Chairman and Co-Chief Executive Officer


            Pursuant to Securities and Exchange Commission Release 34-47551, dated March 21, 2003, this certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.

            A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.